UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2010

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2010 the Board of Directors (the "Board") of the Federal Home Loan Bank of Chicago (the "Bank") appointed Arthur E. Greenbank to fill a vacant member director seat on the Board, effective as of that date. For more information on the required qualifications for member directors, see "Nomination of Member Directors" on page 87 in the Bank's 2009 Form 10-K.

Mr. Greenbank is the President and Chief Executive Officer of First Bankers Trust Company, N.A. Mr. Greenbank will complete the term of former Director Richard K. McCord, which ends December 31, 2012. The Board committees on which Director Greenbank will be named to serve have not yet been determined as of the date of this filing.

The Bank will compensate Director Greenbank in accordance with the Bank's 2010 Director Compensation Policy, as discussed in "Director Compensation" on page 110 in the Bank's 2009 Form 10-K.

Pursuant to the Federal Home Loan Bank Act and Federal Housing Finance Agency regulations, the Bank's member directors are required to be an officer or director of a member of the Bank. The Bank is a cooperative, and most of the Bank's business is conducted with its members. In the normal course of business, the Bank extends credit to members whose officers or directors may serve as directors of the Bank on market terms that are no more favorable to them than the terms of comparable transactions with other members. For further discussion, see "Related Persons and Related Transactions" on page 112 of the Bank's 2009 Form 10-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: October 12, 2010	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary